UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	January 14, 2019

              BOWL AMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	01-7829	54-0646173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  6446 Edsall Road, Alexandria, VA 22312

(Address of principal executive offices, including zip code)

           (703) 941-6300

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company [__]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [__]

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019, the Bowl America Incorporated (the “Company”) Board of Directors appointed Cheryl A. Dragoo, the Company’s Chief Financial Officer, Controller and Senior Vice President, to the additional positions of Interim President and Interim Chief Executive Officer, effective immediately, due to Leslie H. Goldberg’s absence for personal health reasons. The interim appointment of Mrs. Dragoo was made by the Board in accordance with the Company’s President Succession Plan. Mr. Goldberg will continue to consult with the Company and serve on the Board as his health permits.

Mrs. Dragoo, age 70, has been employed by the Company since 1972 and has been a Director since 2008. She has worked in bowling centers and in all areas of the Company’s accounting department, becoming Controller in 1992, Chief Financial Officer in 2002 and Senior Vice President in 2009. As Interim President and Chief Executive Officer, Mrs. Dragoo will continue to receive the same compensation arrangement, which is described in the Company’s definitive proxy statement filed with the SEC on October 25, 2018 and incorporated herein by reference.

Mrs. Dragoo has no family relationships with any executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED

Date: January 18, 2019	By:	/s/ Cheryl A. Dragoo
Cheryl A. Dragoo
Interim President and Chief Executive Officer

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